As filed with the Securities and Exchange Commission on November 5, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lumera Corporation

(Exact name of registrant as specified in its charter)

Delaware	91-2011728
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

19910 North Creek Parkway

Bothell, WA 98011

(Address of principal executive offices, including zip code)

2000 Stock Option Plan

2004 Equity Incentive Plan

(Full title of the plan)

Thomas D. Mino

Chief Executive Officer

19910 North Creek Parkway

Bothell, WA 98011

(425) 415-6900

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Christopher J. Austin, Esq.

Ropes & Gray LLP

One California St.

San Francisco, CA 94111

(415) 315-6300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.001 par value per share	5,000,000 shares(2)	$0.50 - $10.00	$35,842,611.20	$4541.26

(1)	The offering price for shares subject to options outstanding on the date hereof is the actual exercise price of such options. Of the 5,000,000 shares to be registered hereunder, 45,000, 45,000, 701,150, 18,500, 10,000, 102,500, 75,000, 3,250, 230,000 and 481,680 are subject to options at exercise prices of $0.50, $1.00, $2.00, $2.25, $2.50, $3.65, $3.75, $4.00, $5.80 and $10.00 per share, respectively. The offering price of the remaining 3,287,920 shares not subject to options on the date hereof of $8.36 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average high and low prices of the common stock, par value $0.001 per share, as reported on the Nasdaq National Market on November 3, 2004.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Lumera Corporation (the “Registrant”) hereby incorporates the following documents herein by reference:

(a)	The Company’s Registration Statement on Form S-1, as amended (Registration No. 333-115650), filed under the Securities Act of 1933, as amended (the “Securities Act”) including the Prospectus filed by the Company pursuant to Rule 424(b).

(b)	The description of the Common Stock, $0.001 par value per share, contained in Item 1 of the Company’s Registration Statement on Form 8-A12G, filed with the Commission pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Registrant’s amended and restated certificate of incorporation provides that the Registrant shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Registrant or any predecessor of the Registrant or serves or served at any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor to the Registrant.

The Registrant’s amended and restated by-laws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding (hereinafter a “proceeding,” which includes any part of a proceeding), by reason of the fact that he or she is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, or by an amendment to the Delaware General Corporation Law if such amendment provides broader indemnification rights than permitted prior thereto, against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that the Registrant shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the board of directors of the Registrant.

The Registrant has obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided (a) to its directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to the registrant with respect to payments which may be made by the registrant to these officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. In addition, the Registrant has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the General Corporation Law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit

4.1	2000 Stock Option Plan (previously filed as Exhibit 10.1 to the Registration Statement on Form S-1, No. 333-115650).

4.2	2004 Equity Incentive Plan (previously filed as Exhibit 10.2 to the Registration Statement on Form S-1, No. 333-115650).

4.3	Amendment to 2000 Stock Option Plan (previously filed as Exhibit 10.19 to the Registration Statement on Form S-1, No. 333-115650).

4.4	Restated Certificate of Incorporation of Lumera Corporation (previously filed as Exhibit 3.1 to the Registration Statement on Form S-1, No. 333-115650).

4.5	Amended and Restated By-laws of Lumera Corporation (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1, No. 333-115650).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, the State of Washington, on this 5th day of November, 2004.

LUMERA CORPORATION

By:	/s/ PETER J. BIERE
Name: Peter J. Biere Title: Treasurer and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Peter Biere, Chief Financial Officer, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Lumera Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ THOMAS D. MINO THOMAS D. MINO	President and Chief Executive Officer, Director (Principal Executive Officer)	November 5, 2004

/s/ PETER J. BIERE PETER J. BIERE	Treasurer and Chief Financial Officer (Principal Financial Officer)	November 5, 2004

/s/ LORA L. TARABEIH LORA L. TARABEIH	Controller (Controller/Principal Accounting Officer)	November 5, 2004

/s/ ROBERT RATLIFFE ROBERT RATLIFFE	Director, Chairman	November 5, 2004

/s/ FRASER BLACK FRASER BLACK	Director	November 5, 2004

/s/ WILLIAM OWENS WILLIAM A. OWENS	Director	November 5, 2004

/S/ DONALD GUTHRIE DONALD GUTHRIE	Director	November 5, 2004

/S/ JAMES JUDSON JAMES JUDSON	Director	November 5, 2004

/S/ RICHARD RUTKOWSKI RICHARD RUTKOWSKI	Director	November 5, 2004

EXHIBIT INDEX

4.1	2000 Stock Option Plan (previously filed as Exhibit 10.1 to the Registration Statement on Form S-1, No. 333-115650).

4.2	2004 Equity Incentive Plan (previously filed as Exhibit 10.2 to the Registration Statement on Form S-1, No. 333-115650).

4.3	Amendment to 2000 Stock Option Plan (previously filed as Exhibit 10.19 to the Registration Statement on Form S-1, No. 333-115650).

4.4	Restated Certificate of Incorporation of Lumera Corporation (previously filed as Exhibit 3.1 to the Registration Statement on Form S-1, No. 333-115650).

4.5	Amended and Restated By-laws of Lumera Corporation (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1, No. 333-115650).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”).